UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2021
BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500		60045-3420
Mettawa	Illinois
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.75 per share	BC	New York Stock Exchange
Chicago Stock Exchange
6.500% Senior Notes due 2048	BC-A	New York Stock Exchange
6.625% Senior Notes due 2049	BC-B	New York Stock Exchange
6.375% Senior Notes due 2049	BC-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2021, Brunswick Corporation (“Brunswick”) announced its financial results for the second quarter 2021. The news release Brunswick issued announcing its second quarter 2021 earnings is incorporated herein by reference and is included as Exhibit 99.1 to this Current Report on Form 8-K.

In the news release, Brunswick uses non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position, or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.

Brunswick has used certain of the financial measures that are included in the news release for several years, both in presenting its results to shareholders and the investment community and in its internal evaluation and management of its businesses. Brunswick’s management believes that these measures (including those that are non-GAAP financial measures) and the information they provide are useful to investors because they permit investors to view Brunswick’s performance using the same tools that Brunswick uses and to better evaluate Brunswick’s ongoing business performance.

The measure diluted earnings per common share (EPS), as adjusted, is believed to be useful to investors because it represents a measure of Brunswick’s earnings without the impact of certain charges that do not reflect the Company's ongoing business performance. Brunswick defines this measure as diluted earnings (loss) per common share from continuing operations, excluding the earnings per share impact of restructuring, exit, and impairment charges; special tax items; acquisition, integration, and IT-related costs; purchase accounting amortization; Sea Ray Sport Yacht and Yacht operations; gain on sale of assets; reclassification of held-for-sale items; or other applicable charges. Brunswick’s management also believes that the measure adjusted operating earnings is useful to investors because it provides a necessary and important perspective on Brunswick's operating performance and improves comparability of performance against prior periods. Brunswick defines adjusted operating earnings as operating earnings (loss), excluding the earnings impact of restructuring, exit, and impairment charges; acquisition, integration, and IT-related costs; purchase accounting amortization; Sea Ray Sport Yacht and Yacht operations; gain on sale of assets; reclassification of held-for-sale items; or other applicable charges. Brunswick’s management believes that the non-GAAP financial measure free cash flow is useful to investors because it is an indication of cash flow that may be available to fund investments in future growth initiatives. Brunswick defines free cash flow as cash flow from operating and investing activities (excluding cash provided by or used for acquisitions, investments, purchases or sales/maturities of marketable securities, and other investing activities) and the effect of exchange rate changes on cash and cash equivalents. Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment charges, special tax items, acquisition-related costs, and certain other unusual adjustments.

To reflect the impact of changes in currency exchange rates on net sales, Brunswick may use constant currency reporting. To present this information, net sales transacted in currencies other than U.S. dollars are translated to U.S. dollars using prior year exchange rates for the comparative period, using the average exchange rates in effect during that period. The percentage change in net sales expressed on a constant currency basis may better reflect changes in the underlying business trends, excluding the impact of translation arising from foreign currency exchange rate fluctuations.

The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit
99.1	Brunswick Corporation News Release, dated July 29, 2021, announcing Brunswick's second quarter 2021 earnings.
104	The cover page from this Current Report on Form 8-K, embedded within and formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: July 29, 2021	By:	/S/ RANDALL S. ALTMAN
Randall S. Altman
Vice President and Controller